UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2017

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Summary of Material Definitive Agreement.  CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Charter Corporation Inc. (“Charter”), which acquired Time Warner Cable, Inc. (“Time Warner”) in May 2016.  In connection with the acquisition, the Time Warner Master Subscriber Management Agreement (the “Time Warner Agreement”) was assigned to Charter.  The combined Charter/Time Warner revenues represented approximately 21% of CSG’s total revenues for the quarter ended March 31, 2017, making Charter CSG’s second largest client.

CSG’s existing agreement with Charter runs through December 31, 2019.  The Time Warner Agreement, which covers the Time Warner customer accounts serviced by CSG and now owned by Charter, was originally set to expire on March 31, 2017, but was extended for additional one-month periods through July 31, 2017, while the parties continued negotiations related to a new long-term Charter Consolidated Master Subscriber Management System Agreement that would provide CSG products and services covering both Time Warner and Charter customer accounts under one master agreement.

On July 17, 2017, CSG entered into a new Consolidated CSG Master Subscriber Management System Agreement with Charter (the “New Agreement”) which supersedes all previous agreements with Charter and Time Warner.

The key terms and conditions of the New Agreement are as follows:

•

The New Agreement is effective August 1, 2017 and extends CSG’s contractual relationship with Charter (an additional 2 years), and additionally covers the Time Warner customer accounts serviced by CSG and now owned by Charter (an additional 4.5 years) through December 31, 2021.  In addition, Charter has the option to extend the New Agreement for an additional one-year term.

•

Consistent with the previous agreements, the fees to be generated under the New Agreement will be based primarily on monthly per unit charges for our cloud and related solution, and other various ancillary services. Certain of the per-unit fees include volume-based pricing tiers, and are subject to annual inflationary price escalators.

•	The New Agreement includes incentives for Charter to convert additional customer accounts onto CSG’s Advanced Convergent Platform (“ACP”) customer care and billing solution.

•	The New Agreement includes minimum commitments for the number of Charter customer accounts to be serviced on ACP.

•

The New Agreement contains certain rights and obligations of both parties, including the following key items: (i) the termination of the Agreement under certain conditions; (ii) various service level commitments; and (iii) remedies and limitation on liabilities associated with specified breaches of contractual obligations.

Under the New Agreement, CSG provided Charter a pricing discount in-line with the extended contract term through December 31, 2021, and the roll out of additional products and services by Charter.  As a result, CSG expects its revenues from Charter under the New Agreement to be relatively consistent on a go forward basis.

The anticipated revenue impact in both the near and long terms may vary depending on the actual level of products and services consumed by Charter. The revenue impact from the New Agreement is only an estimate and actual results may vary depending upon a variety of factors. CSG undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. CSG wishes to ensure that such forward-looking statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible, the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995. See “Risk Factors Related to Forward-Looking Statements” below for additional discussions on forward-looking statements.

A copy of this amendment, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended September 30, 2017.

Risk Factors Related to Forward-Looking Statements. This report contains forward-looking statements (as defined under the Securities Act of 1933, as amended) relative to expectations concerning CSG’s business. These forward-looking statements are based on assumptions about a number of important factors, and involve risks and uncertainties that could cause actual results to differ materially from estimates contained in the forward-looking statements. CSG is subject to risk in its business generally, or the New Agreement specifically. Readers are therefore encouraged to review CSG’s risk factors and related information as described in CSG’s reports on Forms 10-K and10-Q and other filings made with the SEC.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 19, 2017, CSG issued a press release announcing that CSG had entered into a new agreement with Charter. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of CSG Systems International, Inc. dated July 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 19, 2017

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Rolland B. Johns
Rolland B. Johns
Chief Accounting Officer

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